UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 22, 2012

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. — Submission of Matters to a Vote of Security Holders

On May 22, 2012, LTC Properties, Inc. held its 2012 Annual Meeting of Stockholders in Laguna Beach, California.  At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1:  Stockholders elected six directors to serve on the Board of Directors of LTC Properties, Inc. for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Andre C. Dimitriadis	22,229,876	1,692,033	4,373,298
Boyd W. Hendrickson	17,862,328	6,059,582	4,373,298
Edmund C. King	21,427,820	2,494,090	4,373,298
Devra G. Shapiro	21,324,343	2,597,566	4,373,298
Wendy L. Simpson	22,356,313	1,565,596	4,373,298
Timothy J. Triche, M.D.	22,166,103	1,755,807	4,373,298

Proposal No. 2:  Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC Properties, Inc. for fiscal 2011, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
27,753,702	255,961	285,544	0

Proposal No. 3: Stockholders approved, on an advisory basis, the compensation of the named executive officers of LTC Properties, Inc., based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
22,488,397	1,233,024	200,488	4,373,298

Proposal No. 4:  Stockholders approved an amendment to the LTC Properties, Inc. Articles of Amendment and Restatement, as amended and supplemented, to increase the number of authorized shares of LTC Properties, Inc. common stock from 45,000,000 to 60,000,000 shares, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
27,002,031	1,054,396	238,780	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 24, 2012	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President